(n)(1)(ii)

AMENDED SCHEDULE B

to the

EIGHTH AMENDED AND RESTATED

MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

for

VOYA MUTUAL FUNDS

12b-1 Distribution and Service Fees

Paid Each Year by the Funds

(as a % of average net assets)

	Classes of Shares
Funds	A	B	C	I	O	P	R	R6	W
Voya Diversified Emerging Markets Debt Fund	0.25	N/A	1.00	N/A	N/A	N/A	N/A	N/A	N/A
Voya Diversified International Fund	0.25	1.00	1.00	N/A	0.25	N/A	0.50	N/A	N/A
Voya Emerging Markets Equity Dividend Fund	0.25	1.00	1.00	N/A	0.25	N/A	0.50	N/A	N/A
Voya Global Bond Fund	0.25	1.00	1.00	N/A	N/A	N/A	0.50	N/A	N/A
Voya Global Equity Dividend Fund	0.25	1.00	1.00	N/A	0.25	N/A	0.50	N/A	N/A
Voya Global Natural Resources Fund	0.25	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Voya Global Opportunities Fund	0.25	1.00	1.00	N/A	N/A	N/A	0.50	N/A	N/A
Voya Global Perspectives Fund	0.25	N/A	1.00	N/A	N/A	N/A	0.50	N/A	N/A
Voya Global Real Estate Fund	0.35	1.00	1.00	N/A	0.25	N/A	0.50	N/A	N/A
Voya Global Value Advantage Fund	0.35	1.00	1.00	N/A	N/A	N/A	0.50	N/A	N/A
Voya International Core Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Voya International Real Estate Fund	0.25	1.00	1.00	N/A	N/A	N/A	0.50	N/A	N/A
Voya Multi-Manager Emerging Markets Equity Fund	0.25	1.00	1.00	N/A	N/A	N/A	0.50	N/A	N/A
ING Multi-Manager International Equity Fund	0.25	1.00	1.00	N/A	0.25	N/A	0.50	N/A	N/A
Voya Multi-Manager International Small Cap Fund	0.35	1.00	1.00	N/A	0.25	N/A	0.50	N/A	N/A
Voya Russia Fund	0.25	1.00	1.00	N/A	N/A	N/A	0.50	N/A	N/A

Last Approved: September 12, 2014

Last Amended: October 1, 2014 due to dissolution of Class B, Class C, and Class R shares for Voya Global Natural Resources Fund.